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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of Advanced Viral Research Corp. of our report dated February 21, 2003, except for Note 3 as to which the date is December 18, 2003 (which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as a going concern) with respect to the consolidated financial statements of Advanced Viral Research Corp. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.


                                       /s/ RACHLIN COHEN & HOLTZ LLP
                                           -------------------------------------
                                           RACHLIN COHEN & HOLTZ LLP
                                           Certified Public Accountants

Miami, Florida
January 28, 2004